Exhibit 10.1

AMENDMENT NO. 2
TO
PETER D. MCDONALD
SECULAR TRUST AGREEMENT

THIS AMENDMENT NO. 2 is made as of this 4th day of June, 2007 to the Peter D. McDonald Trust Agreement, dated September 29, 2006 (the “Trust”), by and among UAL Corporation (the “Company”), Peter D. McDonald (the “Executive”) and The Northern Trust Company, as trustee (the “Trustee”).

WHEREAS, Section 9(a) of the Trust authorizes its amendment by a written instrument executed by the Company, the Executive and the Trustee; and

WHEREAS, the parties hereto wish to amend the Trust in the manner described herein.

NOW THEREFORE, the Company, the Executive and the Trustee agree as follows:

1.           Amendment and Restatement of Section 2(g).  Section 2(g) of the Trust shall be amended and restated in its entirety to read as follows:

    “(g) If the Trustee receives notice that the Executive is deceased, then any amounts payable to the Executive pursuant to the Trust shall instead be paid 100% to the trustee then acting under the Peter D. McDonald Trust under Agreement dated June 9, 2005 (“2005 Living Trust”).  Effective as of the date of this Agreement, the Executive represents that (i) the Executive is the current trustee of the 2005 Living Trust, and (ii) Dora McDonald is the named successor trustee of the 2005 Living Trust.  The Executive acknowledges and agrees that in the event of the Executive’s death, The Northern Trust Company, as Trustee hereunder, is entitled to conclusively rely on representations by Dora McDonald as to her being the successor trustee of the 2005 Living Trust, and the Executive further acknowledges and agrees that The Northern Trust Company, as Trustee, shall have no further duty of inquiry and shall be fully protected in making payments in the event of his death, based upon such notifications and representations.  In the event that Dora McDonald’s death precedes the death of the Executive, the Executive shall promptly provide the Trustee with a written certification of the person who shall replace Dora McDonald as the successor trustee of the 2005 Living Trust.  The Executive acknowledges and agrees that the Trustee shall be entitled to conclusively rely on such certification from the Executive.”

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first above written.

Attest:	UAL CORPORATION

/s/ Barbara Thomas	/s/ Paul R. Lovejoy

Name: Barbara Thomas	Name: Paul R. Lovejoy

Title: Paralegal	Title: Senior Vice President, General
Counsel and Secretary

Attest:	THE NORTHERN TRUST COMPANY,
and Trustee

/s/ Deborah K. Finn	By: /s/ David M. Cyganiak

Name: Deborah K. Finn	Name: David M. Cyganiak

Title: Vice President	Title: Vice President

PETER D. MCDONALD

/s/ Peter D. McDonald